UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2010

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2010, PDL BioPharma, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders in Incline Village, Nevada.  At the annual meeting, the Company’s stockholders elected Dr. Harold Selick to the Board of Directors for a term of three years and ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.  Represented in person or by proxy at the annual meeting were 96,592,444 shares of the Company’s common stock, or 80.71% of the total number of shares outstanding as of the record date.  The results of the matters submitted to a stockholder vote at the annual meeting were as follows:

1.	Election of Director

Name	For	Withheld	Broker Non-Vote
Dr. Harold Selick	68,539,335	1,351,108	26,702,001

2.	Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2010

For	Against	Abstain
95,741,873	699,156	151,415

Item 8.01 Other Events.

On June 9, 2010, the Board of Directors, upon consideration of the matter and the best interests of the stockholders and the Company and pursuant to its exclusive authority under the Bylaws of the Company, reduced the total number of authorized directors from six to five.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  June 10, 2010